      As Filed with the Securities and Exchange Commission on May 7, 2001

                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               NETWORK PLUS CORP.
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                                       04-3430576
     (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                       Identification Number)

41 PACELLA PARK DRIVE, RANDOLPH, MASSACHUSETTS                     02368
   (Address of Principal Executive Offices)                      (Zip Code)


                      1998 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)


                             JAMES J. CROWLEY, ESQ.
              EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
                               NETWORK PLUS CORP.
                              41 PACELLA PARK DRIVE
                          RANDOLPH, MASSACHUSETTS 02368

                     (Name and Address of Agent for Service)

                                 (781) 473-2000

          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------
                                          Proposed         Proposed
   Title of                               Maximum           Maximum
  Securities              Amount         Offering          Aggregate          Amount of
     to be                 to be           Price           Offering         Registration
  Registered             Registered      Per Share          Price               Fee
-----------------------------------------------------------------------------------------

Common Stock, $.01       9,000,000       $3.30(1)        $29,700,000(1)        $7,425
par value                  shares
-----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 2, 2001 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

                     Statement of Incorporation by Reference

     This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 333-81933, filed by the Registrant on June 30, 1999, relating to the Registrant's 1998 Stock Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Randolph, Massachusetts on May 7, 2001.


                                            NETWORK PLUS CORP.


                                            By: /s/ James J. Crowley
                                                --------------------------
                                                James J. Crowley
                                                Executive Vice President, Chief
                                                Operating Officer and Secretary



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Network Plus Corp., hereby severally constitute Robert T. Hale, Jr., James J. Crowley, Robert J. Cobuzzi, and Jeffrey N. Carp, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Network Plus Corp. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                            Date
      ---------                     -----                            ----

                              Chairman of the Board                May 7, 2001
---------------------------
Robert T. Hale


/s/ Robert T. Hale, Jr,       President, Chief Executive           May 7, 2001
---------------------------   Officer and Director (Principal
Robert T. Hale, Jr.           Executive Officer)



/s/ James J. Crowley          Executive Vice President, Chief      May 7, 2001
---------------------------   Operating Officer and Director
James J. Crowley


/s/ Robert J. Cobuzzi         Executive Vice President, Chief      May 7, 2001
---------------------------   Financial Officer and Treasurer
Robert J. Cobuzzi             (Principal Financial and
                              Accounting Officer)


/s/ David Martin              Director                             May 7, 2001
---------------------------
David Martin

/s/ Joseph McNay              Director                             May 7, 2001
---------------------------
Joseph McNay

/s/ Lawrence Strickling       Director                             May 7, 2001
---------------------------
Lawrence Strickling

                                  EXHIBIT INDEX


 Exhibit
 Number                       Description
 -------                      -----------

   4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit
               4.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-79479)

   5           Opinion of Hale and Dorr LLP

  23.1         Consent of Hale and Dorr LLP (included in Exhibit 5)

  23.2         Consent of PricewaterhouseCoopers LLP, independent auditors

  24 Power of Attorney (included in the signature pages of this Registration Statement)